EXHIBIT 23.1



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
WWW.SEALEBEERS.COM




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Firefish, Inc., of our report dated October 5, 2010 on our audit of the financial statements of Firefish, Inc. as of March 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended March 31, 2010, and the reference to us under the caption "Experts."





/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
December 3, 2010













             SEALE AND BEERS, CPAs PCAOB & CPAB REGISTERED AUDITORS
                 50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107
                    Phone: (888) 727-8251 Fax: (888) 782-2351